EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT



Name                                                      State of Incorporation
----                                                      ----------------------

Tel-Save, Inc. .........................................................Delaware

Emergency Transport, Inc. ..............................................Delaware

Compco, Inc. ...........................................................Delaware

Symetrics Industries, Inc. ..............................................Florida